UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 12, 2024

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 25, 2023, Perpetua Resources Idaho, Inc. (“Perpetua”), a wholly owned subsidiary of Perpetua Resources Corp. (the “Company”), definitized a Technology Investment Agreement (“TIA”) with the United States Department of Defense, Air Force Research Laboratory (“DOD”) for an award of $24,812,062 under Title III of the Defense Production Act (“DPA”). The funding objective of the TIA is to complete environmental and engineering studies necessary to obtain a Final Environmental Impact Statement, a Final Record of Decision, and other ancillary permits to sustain the domestic production of antimony trisulfide capability for defense energetic materials at the Stibnite Gold Project. The DOD award is an expenditure-based TIA whereby Perpetua may request reimbursement for certain costs related to environmental baseline data monitoring, environmental and technical studies and other activities related to advancing Perpetua’s construction readiness and the permitting process for the Stibnite Gold Project. The TIA contains customary terms and conditions for technology investment agreements, including ongoing reporting obligations.

On February 12, 2024, the Company announced a conditional award of up to $34,600,000 in additional funding under the TIA. Full funding of the additional award is conditioned on modifying the existing TIA to expand the in-scope work for advancing permits and construction readiness and to extend the outside date to June 30, 2025. The modification is anticipated to be completed in the first quarter of 2024. The amendment will not change any other material terms of the definitized TIA, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023.

Cautionary Statement

Investors should be aware that full funding under the modified DPA TIA is subject to negotiation of the additional in-scope work and final availability of funds. Until the agreement is amended, the additional $34,600,000 in funding will be unavailable. While Perpetua expects to enter into the modification in the first quarter of 2024, there is no assurance that we will be able to finalize the amendment on the expected timeline or at all. Additionally, funding under the DPA TIA is available only for the specified costs related to permitting, environmental baseline data monitoring, environmental and technical studies, and advancing construction readiness and is not available to fund the Company’s costs under its Administrative Settlement and Order on Consent obligations and certain corporate expenses. Statements contained in this news release that are not historical facts are “forward-looking information” or “forward-looking statements” (collectively, “Forward-Looking Information”) within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: February 12, 2024	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer